UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 526 S. Church Street Charlotte, NC 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Derrick Burks to the Board of Directors

On February 24, 2022 the Board of Directors (the “Board”) of Duke Energy Corporation (the “Corporation”) appointed Derrick Burks to the Board, effective March 1, 2022, with an initial term expiring at the 2022 Annual Meeting of Shareholders. The Board has also appointed Mr. Burks to the Audit Committee and the Finance and Risk Management Committee of the Board, effective March 1, 2022.

Mr. Burks retired from the public accounting firm of Ernst & Young, LLP in 2017 where he served as managing partner of the Indianapolis, Indiana office for 13 years. Prior to this time, Mr. Burks worked for the public accounting firm of Arthur Andersen, where he also served for 3 years as managing partner of the Indianapolis office. Mr. Burks also serves on the board of directors of Equity LifeStyles Properties ELS and Kite Realty Group Trust KRG.

The Board has affirmatively determined that Mr. Burks is independent pursuant to the Corporation’s Standards for Assessing Director Independence, the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (“SEC”), and is an “Audit Committee Financial Expert” as set forth in SEC rules.

As a non-employee director of the Corporation, Mr. Burks will receive a pro-rated payment of the cash and stock annual retainer and will be eligible for other retainers (if applicable) in accordance with the Corporation’s Director Compensation Program, as set forth on Exhibit 10.3 of the Corporation’s Form 10-Q, filed with the SEC on August 3, 2017, and will be eligible to participate in the Corporation’s Directors’ Savings Plan, which is described in the Annual Proxy Statement filed with the SEC on March 23, 2021. Mr. Burks is subject to the Corporation’s Stock Ownership Guidelines, which require outside directors to own common stock (or common stock equivalents) of the Corporation with a value equal to at least five (5) times the annual Board cash retainer (i.e., an ownership level of $625,000) or retain fifty percent (50%) of his or her vested annual equity retainer.

Except as described in the Cooperation Agreement dated November 13, 2021, between the Corporation and Elliott Investment Management L.P. (“Elliott”) filed by the Corporation on November 15, 2021, as Exhibit 10.1 to Form 8-K, pursuant to which the Corporation and Elliott agreed to cooperate and use their respective good faith efforts to identify and mutually agree upon an additional independent director by February 15, 2022, with expertise and skills as determined by the Board’s Corporate Governance Committee, to be elected by the Board by March 31, 2022, there are no arrangements or understandings between Mr. Burks and any other person pursuant to which Mr. Burks was elected to the Board. There are no transactions in which Mr. Burks has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, at this time.

Compensatory Arrangements

On February 23, 2022, the Compensation and People Development Committee of the Board approved an amendment and restatement of the Duke Energy Corporation Executive Short-Term Incentive Plan (the “Amended STI Plan”).  The Amended STI Plan is intended to help the Corporation maintain the flexibility it needs to attract, motivate, and retain executives essential to our success by providing short-term incentive awards. Only executive officers are eligible to receive awards under the Amended STI Plan.

The Amended STI Plan generally is a continuation of the existing Duke Energy Corporation Executive Short-Term Incentive Plan, except that it (i) removes provisions that no longer apply due to the repeal of the performance-based compensation exception under Section 162(m) of the tax code, including a per-person maximum payment limitation; (ii) expands the list of performance objectives to align with our current incentive program; (iii) incorporates a reference to our clawback policy; and (iv) permits awards to be based on performance periods that may differ from our fiscal year.

The foregoing brief description of the Amended STI Plan is qualified in its entirety by reference to the full plan document, which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Duke Energy Corporation Executive Short-term Incentive Plan, as amended and restated effective February 23, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: February 24, 2022	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary